Exhibit 99.3

Asset Entities Closes Initial Public Offering

New York, NY, and Dallas, TX, February 7, 2023 (GLOBE NEWSWIRE) – Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ:ASST), a leading provider of digital marketing and content delivery services for businesses, brands and celebrities across Discord and other social media platforms, and Designer Developer and Manager of Discord servers through its AE.360.DDM suite of services, has announced the completion of its initial public offering of 1,500,000 shares of Class B Common Stock at a public offering price of $5.00 per share.

The gross proceeds to the Company from the offering were $7.5 million, before deducting underwriting discounts, commissions, and other offering expenses payable by Asset Entities and excluding any exercise of the overallotment. After deducting underwriting discounts and commissions and other offering expenses, the Company received net proceeds of approximately $6.6 million.

The Company’s shares were listed for trading on the Nasdaq Capital Market on February 3, 2023, under the symbol, “ASST”.

Boustead Securities, LLC was the sole underwriter for the offering.

The offering was made only by means of a prospectus and pursuant to a registration statement on Form S-1, as amended (File No. 333-267258), which was filed with the U.S. Securities and Exchange Commission (“SEC”) and subsequently declared effective by the SEC on February 2, 2023. Copies of the final prospectus are available on the SEC website at www.sec.gov, or may be obtained from Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA, by telephone at +1 (949) 502-4408 or emailing offerings@boustead1828.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Bevilacqua PLLC served as legal counsel for Asset Entities in connection with the stock offering. ArentFox Schiff LLP served as legal counsel for the underwriter.

About Asset Entities

Asset Entities Inc. is a technology company providing social media marketing, management and content delivery across Discord, TikTok, Instagram, Twitter, and YouTube and other social media platforms. Asset Entities is believed to be the first publicly-traded company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers.

The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development and Management of Discord community servers. Asset Entities’ customers include businesses and celebrities.

The Company is led by a unique mix of young, dynamic, and successful entrepreneurs with a deep understanding of the needs and interests of the Gen Z generation and the fast-growing creator economy, combined with seasoned senior executives with decades of experience in cutting-edge technology, business and finance. Learn more at assetentities.com, and follow the Company on Twitter at $ASST and @assetentities.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statement that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: (i) the Company’s limited operating history; (ii) the Company’s ability to introduce new products and services; (iii) regulatory and compliance requirements; (iv) the effect of the COVID-19 pandemic on the Company and its current or intended markets; and (v) other risks and uncertainties described herein, as well as those risks and uncertainties that are described more fully in the section titled “Risk Factors” in the final prospectus related to the initial public offering filed with the SEC and other reports filed with the SEC thereafter. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer

Michael Gaubert, Executive Chairman

Asset Entities Inc.

Tel +1 (214) 459-3117

Email Contact

Underwriter Inquiries:

Boustead Securities, LLC

Daniel McClory

Tel +1 (949) 502 4408

Email contact

Investor Contact:

Ron Both

CMA Investor Relations

Tel +1 (949) 432-7566

Email contact

Media Contact:

Tim Randall

CMA Media Relations

Tel +1 (949) 432-7572

Email contact